Exhibit 6(g)


[DRAFT]

ASSET PURCHASE AND SALE AGREEMENT made as of the ______ day of August, 1998.



BETWEEN:

                    DRAGOSTECH.COM INC., a corporation duly incorporated under the laws of the Province of Alberta (hereinafter called the "Vendor")


                                                               OF THE FIRST PART

                                                  - and -


                    NETSENTRY TECHNOLOGY INC., a corporation incorporated under the laws of the Province of British Columbia (hereinafter called the "Purchaser")


                                                              OF THE SECOND PART


A.   WHEREAS the Vendor is a consulting and design engineering firm;


B. WHEREAS the Purchaser is a product development and marketing company involved in developing and marketing products that improve the efficiency, reliability and recoverability of Internet Protocol networks;


C.   WHEREAS the Vendor owns the assets referred to in Schedule "A" (the
     "Assets");


D. WHEREAS the Vendor is desirous of selling and the Purchaser is desirous of having an option to purchase the Assets subject to the terms and conditions hereinafter set forth;


E. WHEREAS the Vendor and Purchaser agree, wherever reasonably possible, to cooperate to allow the sale to be completed in a manner than will minimize the income taxes consequences for both parties and their shareholders.


         NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the covenants, agreements, warranties and payments herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto do hereby agree as follows:


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                                       2.
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                                   ARTICLE 1.
                                 INTERPRETATION
                                 --------------

1.1 In this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

         1.1.1 "Agreement" means this agreement and any amendments or any extension or renewals hereof;

         1.1.2    "Assets" means the property described in Schedule "A" hereto;

         1.1.3 "Shares" means 48,884 Class "B" common non-voting shares in the share capital of the Purchaser;

         1.1.4 "Closing Date" means 30 days after the Purchaser exercises their option to purchase;


1.2 Headings of the Articles or Sections hereof are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter gender, and words importing person shall include provincial or federal companies, corporations, partnerships, syndicates, trusts and any number or aggregate of persons all as the context may require.


                                   ARTICLE 2.
                                 ASSET TRANSFER
                                 --------------

2.1 Subject to the terms and conditions of this Agreement, the Vendor hereby agrees give the Purchaser an option to purchase the Assets anytime within 5 years from the date of this agreement. Upon execution of this option by the Purchasor, the Vendor agrees to sell, transfer and assign to the Purchaser the Assets to have and to hold the same, together with all benefit and advantage to be derived therefrom, absolutely.

2.2 The purchase price ("Purchase Price") for the Assets shall be payable by the Purchaser as follows:

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                                       3.
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         2.2.1    by the issuance by the Purchaser to the Vendor of the Shares on the Closing Date; and

         2.2.2 by the payment of fifty thousand Canadian dollars (CDN$50,000.00), without interest, within five (5) days of the Closing Date.


2.3 The Purchaser agrees not to dilute the share structure of NETSentry without first receiving approval from the Vendor in writing.

2.4 The parties acknowledge that notwithstanding any other provision in this Agreement, the Purchase Price of the Assets set out in this Agreement is exclusive of the goods and services tax as provided for in the Excise Tax Act (Canada). The parties work together to prepare and execute the election prescribed under section 167 of the Excise Tax Act (Canada) and the Purchaser shall file such election in the manner and within the time prescribed in such legislation such that no goods and services tax will be payable by the parties in respect of the sale of the Assets described herein.



                                   ARTICLE 3.
                   REPRESENTATIONS, WARRANTIES AND INDEMNITIES
                   -------------------------------------------

3.1 The Vendor represents and warrants to the Purchaser that on the Closing Date it is entitled at law and in equity to sell, assign and transfer clear title to the Assets pursuant to this Agreement. The Vendor makes no other representations or warranties with respect to the assets.



                                   ARTICLE 4.
                               FURTHER ASSURANCES
                               ------------------

4.1 The Vendor and the Purchaser, and each of them will from time to time, on, and after the Closing Date, at the request and cost of the other, execute and deliver all such other and additional assignments, instruments, notices, releases, transfers and other documents and shall do all such other acts and things as may be reasonably necessary to more fully assure the conveying of the Assets to the Purchaser and otherwise to assure the carrying out of the intent and purpose of this Agreement.







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                                       4.
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                                   ARTICLE 5.
                                  GOVERNING LAW
                                  -------------

5.1 This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws of the Province of British Columbia.o Each party hereto accepts the jurisdiction of the Courts of the Province of British Columbia o.


                                   ARTICLE 6.
                                  SEVERABILITY
                                  ------------

6.1 Any term, condition or provision in this Agreement which is, or shall be deemed to be void, prohibited, or unenforceable by a Court of competent jurisdiction, shall be severable herefrom and be ineffective to the extent of such avoidance, prohibition or unenforceability without in any way invalidating the remaining terms, conditions and provisions hereof.


                                   ARTICLE 7.
                                   ASSIGNMENT
                                   ----------

7.1 The Purchaser or the Vendor shall not assign any or all of its rights, interest and title in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.


                                   ARTICLE 8.
                                ENTIRE AGREEMENT
                                ----------------

8.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes all previous verbal or written agreements, options, assurances and undertakings by the parties hereto relating to the sale and purchase herein contemplated, and there are no representations, warranties, collateral agreements or conditions affecting the Assets other than as expressed herein in writing.

8.2 No amendment or variation of the terms, conditions, warranties, covenants, agreements or undertakings set forth herein shall be of any force and effect unless the same shall be reduced to writing duly executed by both parties hereto.




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                                       5.
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                                   ARTICLE 9.
                              EXECUTORS AND ASSIGNS
                              ---------------------

9.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto, together with their respective successors and permitted assigns.


                                   ARTICLE 10.
                                     NOTICES
                                   -----------

10.1 Any notice or other communication required or permitted hereunder shall be deemed to be sufficiently given if personally delivered to the Vendor or the Purchaser, if mailed by prepaid registered mail and addressed as follows, or if telecopied to a party at the facsimile number set out below, or such other address or facsimile number as that party may provide in writing to the other party in lieu thereof:


         If to the Purchaser:

         Netsentry Technology Inc.
         122 Howe Street
         Victoria, British Columbia
         Attention:        Randy Voldeng
                           President
         Fax: 604-920-9738


         If to the Vendor:

         Dragostech.com Inc.
         10966 84th Avenue
         Edmonton, AB
         Attention:        Dragos Ruiu
                           President


Any such notice shall be deemed to have been received by a party hereto if personally delivered, then upon delivery, if mailed, then two (2) days after the date of mailing, or if telecopied, the date the facsimile transmission is received.




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                                       6.
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                                   ARTICLE 11.
                                      TIME
                                      -----

11.1     Time shall in every respect be of the essence in this Agreement.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



                                      Netsentry Technology Inc.


                                      Per:________________________________



                                      Dragostech.com Inc.


                                      Per:________________________________




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                                  SCHEDULE "A"
                                  ------------
                                     ASSETS


1. Exclusive License for the Industrial Design of a Battery/AC 10/100 BaseT Internet Protocol Tester, hereinafter referred to as "TestBOT".

2. Exclusive License to Use the Technology in the Patents Arising from the Industrial Design for TestBOT

3.       Exclusive License for the Measurement Methodology Patents Utilized in
         TestBOT

4.       Exclusive Rights to the Industrial Design of TestBOT

5. Exclusive Rights to re-license the designs and technologies noted in this Schedule

6. Six (6) Design Patent Quality Renditions of Innovative Industrial Designs and Exteriors for TestBOT

7. Technology and Other Physical Assets, including but not limited to, Patent Applications, Design Specifications, Hardware Prototypes, Software Source and Object Codes, Computer Equipment, Development Tools, and Software Licenses related to or used in the Development of the TestBOT Prototype

8.       Goodwill related to TestBOT

9.       Spare parts and inventory related to TestBOT

            ADDENDUM/AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT


This Addendum/Amendment shall be attached to and become part of the ASSET PURCHASE AND SALE AGREEMENT, dated September 10, 1998.

BETWEEN:

         DRAGOSTECH.COM INC., a corporation duly incorporated under the laws of the Province of Alberta (hereinafter called the "Vendor")

                        - and -

         NETSENTRY TECHNOLOGY INC., a corporation incorporated under the laws of the Province of British Columbia (hereinafter called the "Purchaser")



The Vendor and Purchaser hereby agree to amend Article 1.1.3 of the ASSET PURCHASE AND SALE AGREEMENT dated September 10, 1998 to read:

"Shares" means 500,000 common shares in the share capital of Powertech, Inc.



ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.


                                         Netsentry Technology Inc.



                                         Per: _____________________________

                                         Date: ____________________________



                                         Dragostech.com Inc.



                                         Per: _____________________________

                                         Date: ____________________________